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                                                                    Exhibit 10.3


                            ADDENDUM NUMBER ONE To
                       THE CALL CENTER SERVICE AGREEMENT
           Dated July 2,1998, by and between America's Doctor, Inc.
                      And Medical Advisory Systems, Inc.


             THIS ADDENDUM NUMBER ONE TO THE CALL CENTER SERVICE,
     AGREEMENT, dated July 2,1998, between America's Doctor, Inc. and Medical Advisory Systems, Inc. (the "Addendum No, 1") is effective this 30th day of October 1998 (the "Effective Date), by and between America's Doctor Inc. a Delaware Corporation ("AD" or the "Company") and Medical Advisory Systems, Inc. a Delaware Corporation ("MAS").

     WHEREAS, AD is a company headquartered at 11403 Cronridge Drive, Suite 200, Owings Mills, Maryland 21117, formed to implement real-time medical information and related services via the Internet; and

     WHEREAS, MAS is a company headquartered at 8050 Southern Maryland Boulevard, Owings, Maryland 20736 (the "MAS Office"), providing medical assistance products and services twenty-four hours (24) a day, utilizing a worldwide telecommunications system; and

     WHEREAS, MAS purchased Fifty Thousand (50,000) shares of Common Stock of AD pursuant to the terms of a Common Stock Purchase Agreement among America's Doctor, Inc., Medical Advisory Systems, Inc., and Premier Research Worldwide, Ltd. dated July 2, 1998 (the "Stock Purchase Agreement"); and

     WHEREAS, as a part of and appended to the Stock Purchase Agreement, AD and MAS entered into a Call Center Service Agreement, dated July 2,1998 (the "Call Center Agreement") which outlined the terms of MAS operation of AD's Call Center (as that term is defined in the Call Center Agreement) from the MAS Office; and

     WHEREAS, MAS is currently operating the AD Call Center from the MAS Office and is in compliance with the terms of the Call Center Agreement; and

     WHEREAS, MAS purchased an additional Forty Thousand (40,000) shares of Common Stock of AD pursuant to the terms of a Subscription Agreement dated October 30, 1998 (the "Subscription Agreement"); and

     WHEREAS, the parties wish to clarify and modify certain terms of the Call Center Agreement:

     NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. The foregoing recitals are incorporated as part of this Addendum No. 1 as if fully set forth herein.

     2. This Addendum No. 1 hereby amends and replaces Section 2(b) of the Call Center Agreement in its entirety and inserts the following language:

          "MAS may terminate this Service Agreement 'for cause' by providing AD with at least (90) days written notice of termination. For purposes of this Section, 'for cause' shall mean AD's failure to:

          (i) pay any and all sums due MAS pursuant to Section 16 herein within thirty (30) days of such sums being due and payable; or

          (ii)   timely pay sums due MAS pursuant to Section 16 herein for three
(3) consecutive months.

          In the event MAS terminates this Service Agreement 'for cause,' MAS shall cooperate with AD in order to effect an orderly transition of the Call Center from MAS to AD or AD's designee (the "Transition Period"). MAS shall surrender and runover the AD Call Center Equipment during the Transition Period. If MAS fails to turnover the AD Call Center Equipment in a timely manner, then AD or its designee may enter the MAS Office and remove the AD Call Center Equipment. AD shall take care to remove the AD Call Center Equipment in a manner which will cause the least disruption to MAS' core business services."

     3. This Addendum No. 1 hereby modifies Section 20 of the Call Center Agreement to reflect that AD shall maintain general liability business insurance with coverage limits of $2,000,000 per occurrence and $6,000,000 in the aggregate. In addition, AD will make reasonable business efforts to have MAS named as an additional assured.

     4. This Addendum No. 1 hereby amends and replaces Section 22(d) of the Call Center Agreement in its entirety and inserts the following language:

          "(d) Upon the termination of this Service Agreement MAS shall have the right to purchase the balance of the MAS Stock then unpaid for by paying the remaining balance of the Stock Purchase Price to AD in cash within one hundred and twenty (120) days of the termination of the Service Agreement. Upon payment by MAS of the balance of the Stock Purchase Price, AD shall promptly deliver the balance of the MAS Stock to MAS."

     5. This Addendum No. 1 hereby amends and modifies Section 20 of the Call Center Agreement to insert the following language:

          "(c) In the event MAS reasonably incurs an increase in its malpractice insurance coverage, over and above MAS' current premium payment of $22,000 per annum for the employment of the Physicians and Health Staff (the "Insurance Premium") AD will reimburse MAS for any such overage of the Insurance Premium."

     6. This Addendum No. 1 hereby modifies Section 25 of the Call Center Agreement to reflect that MAS' purchase of Common Stock of AD pursuant to the Subscription Agreement dated October 30, 1998, shall not affect AD's ability to request that MAS contribute Additional Services (as that term is defined in the Call Center Agreement) in exchange for Additional MAS Stock (as that term is defined in the Call Center Agreement).
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     7.   All other terms and conditions of the Call Center Agreement shall remain in full force and effect.

     8. This Addendum No. 1 shall be governed by and construed in accordance with the laws of the State of Maryland without regard to its conflict of laws principles.

     9. This Addendum No. 1 shall be binding upon the parties hereto and their respective successors and assigns, but this shall not be deemed to permit any assignment not permitted pursuant to the Call Center Agreement.

     10. In the event the parties have any material dispute under this Addendum No. 1, the parties hereby agree to submit any such dispute to binding arbitration in the State of Maryland.

     11. Any provision of this Addendum No. 1 which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision shall remain in full force and effect.


                                                           (CONTINUED NEXT PAGE)

     IN WITNESS WHERE0F, the parties have executed this Addendum No. 1 as of the day and year first above written.



ATTEST                          AMERICA'S DOCTOR, INC.


                                By. /s/ Scott Rifkin, M.D.
                                    ----------------------------------
                                Name: Scott Rifkin, M.D.
                                President


ATTEST                          MEDICAL ADVISORY SYSTEMS, NC.
                                    /s/ Ronald Pickett
                                    ----------------------------------
                                Name: Ronald Pickett
                                Its: President



READ AND AGREED TO:


PREMIER RESEARCH WORLDWIDE, LTD.


By:  /s/ Joel Morganroth M.D.
     ------------------------
Name: Joel Morganroth M.D.
Its: President